UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Altamira Therapeutics Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title for each class to be so registered	Name of each exchange on which each class is to be registered
Warrants to purchase common shares	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-269823

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the common warrants to purchase common shares, par value CHF 0.20 per share (the “Common Warrants”), of Altamira Therapeutics Ltd., an exempted company limited by shares incorporated in Bermuda (the “Registrant”). The description of the Registrant’s Common Warrants are included under the heading “Description of Securities We Are Offering” contained in the Registrant’s registration statement on Form F-1 (File No. 333-269823), filed with the Securities and Exchange Commission on February 16, 2023, as amended by one or more amendments to such registration statement filed with the Commission after such date and by any prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the offering of securities registered under such registration statement, which description is incorporated herein by reference.

The Common Warrants to be registered hereunder have been approved for listing on The Nasdaq Capital Market of The Nasdaq Stock Market LLC under the symbol “CYTOW.”

Item 2. Exhibits.

The following exhibits are filed as part of this registration statement:

No.	Exhibit
3.1	Memorandum of Continuance and Corporate Actions of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-269823), filed with the Commission on March 7, 2023)
3.2	Bye-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1 (File No. 333-269823), filed with the Commission on February 16, 2023)
4.1	Form of Warrant Agent Agreement (including Form of Common Warrant) (incorporated by reference to Exhibit 4.19 to the Registrant’s Registration Statement on Form F-1 (File No. 333-269823), filed with the Commission on March 23, 2023)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 11, 2023

Altamira Therapeutics Ltd.

By:	/s/ Thomas Meyer
	Name:	Thomas Meyer
	Title:	Chief Executive Officer

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